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                                                                      EXHIBIT 12

                 CERTIFICATE OF HOLDERS OF BENEFICIAL INTERESTS

     Merrill Lynch Global Financial Services Fund, Inc., and Merrill Lynch Funds Distributor, a division of Princeton Funds Distributor, Inc., each a holder of the beneficial interests in the amounts indicated below, of the Global Financial Services Portfolio of Global Financial Services Master Trust (the "Trust"), do hereby confirm to the Trust their representations that they purchased such interests for investment purposes, with no present intention of redeeming or reselling any portion thereof.

                              Merrill Lynch Global Financial Services Fund, Inc.

                              By: /s/ Donald C. Burke
                                 -----------------------------------
                                 Donald C. Burke
                                 Title: Vice President

                              Merrill Lynch Funds Distributor,
                              a division of Princeton Funds Distributor, Inc.

                              By: /s/ Donald C. Burke
                                 -----------------------------------
                                 Donald C. Burke
                                 Title: Vice President

Dated: October 15, 1999

==============================================================================
 Global Financial Services Portfolio of Global Financial Services Master Trust
==============================================================================

Merrill Lynch Global Financial Services
Funds, Inc.
                                   $100,000
--------------------------------------------------------------------------------
Merrill Lynch Funds Distributor,
a division of Princeton Funds
Distributor, Inc.
                                       $100
--------------------------------------------------------------------------------
Total
                                   $100,100

7048538.1